Exhibit 99.1
Snap Inc. Announces Third Quarter 2025 Financial Results
Third quarter revenue increased 10% year-over-year to $1,507 million
Daily Active Users increased 8% year-over-year to 477 million
Monthly Active Users increased 7% year-over-year to 943 million
Operating cash flow was $146 million and Free Cash Flow was $93 million
SANTA MONICA, Calif. – November 5, 2025 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended September 30, 2025.
“Our focus on performance, creativity, and simplicity is helping advertisers achieve stronger results while giving our community more ways to communicate,” said Evan Spiegel, CEO. “I’m proud of the team’s progress and confident that our discipline and innovation will support durable, long-term growth.”
Snap Inc. also announced today its board of directors has authorized a stock repurchase program of up to $500 million of its Class A common stock. Repurchases of the Class A common stock may be made from time to time, either through open market transactions (including through Rule 10b5-1 trading plans) or through privately negotiated transactions in accordance with applicable securities laws. The timing and actual number of shares repurchased will depend on a variety of factors, including stock price, trading volume, market and economic conditions, and other general business considerations. Repurchases under the program have been authorized for 12 months but the program may be initiated, modified, suspended, or terminated at any time during such period.
The goal of the program is to utilize the company’s strong balance sheet to opportunistically offset a portion of the dilution related to the issuance of restricted stock units to employees as part of the overall compensation program designed to foster an ownership culture.
Repurchases under this program will be funded from existing cash and cash equivalents. As of September 30, 2025, Snap had $3.0 billion in cash, cash equivalents, and marketable securities.
Q3 2025 Financial Summary
•Revenue was $1,507 million, compared to $1,373 million in the prior year, an increase of 10% year-over-year.
•Net loss was $104 million, compared to $153 million in the prior year.
•Adjusted EBITDA was $182 million, compared to $132 million in the prior year.
•Operating cash flow was $146 million, compared to $116 million in the prior year.
•Free Cash Flow was $93 million, compared to $72 million in the prior year.

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2025	2024		2025	2024

(Unaudited)	(dollars in thousands, except per share amounts)
Revenue	$1,506,839	$1,372,574	10%	$4,214,986	$3,804,115	11%
Operating loss	$(128,362)	$(173,210)	26%	$(581,884)	$(760,417)	23%
Net loss	$(103,541)	$(153,247)	32%	$(505,698)	$(706,957)	28%
Adjusted EBITDA (1)	$182,038	$131,962	38%	$331,733	$232,598	43%
Net cash provided by (used in) operating activities	$146,488	$115,872	26%	$386,592	$182,847	111%
Free Cash Flow (2)	$93,444	$71,831	30%	$231,633	$36,296	538%
Diluted net loss per share attributable to common stockholders	$(0.06)	$(0.09)	33%	$(0.30)	$(0.43)	30%
(1)See page 11 for a reconciliation of net loss to Adjusted EBITDA. Total restructuring charges for the nine months ended September 30, 2024, and excluded from Adjusted EBITDA, was $72.0 million. No restructuring charges were incurred during the three and nine months ended September 30, 2025 and the three months ended September 30, 2024.
(2)See page 11 for a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.

Q3 2025 Summary & Key Highlights
We deepened engagement with our community:
•The Snapchat community continues to grow, reaching 943 million global monthly active users (MAU) in Q3, an increase of 60 million or 7% year-over-year.
•Daily active users (DAU) were 477 million in Q3 2025, an increase of 34 million, or 8%, year-over-year.
•In Q3, we shared that Snapchatters created well over one trillion selfie Snaps in 2024, a testament to how our global community uses our camera to communicate, play, and feel closer together.
•Global time spent watching content and the number of content viewers increased year-over-year in Q3, reflecting the multi-year investment in our machine learning infrastructure and the continued growth in Spotlight.
•The share of total Spotlight views from content posted in the last 24 hours increased more than 300% year-over-year in the US as our models better surface more topical and trending content.
•Over the past year, we onboarded thousands of creators to our Snap Star program, with the number of Spotlight posts by Snap Stars growing nearly 180% year-over-year in North America in Q3.
•We launched The Keys: A Guide to Digital Safety – a first-of-its-kind interactive online safety program specifically designed for teens and their parents.
We are focused on accelerating and diversifying our revenue growth:
•Direct Response advertising revenue increased 8% year-over-year, accelerating 3 percentage points from the prior quarter, driven by strong demand for our Pixel Purchase and App Purchase optimizations.
•Purchase-related ad revenue grew over 30% year-over-year, reflecting higher attribution accuracy and better campaign performance.
•Sponsored Snaps have proven to be one of the most effective ways for brands to join the conversation, driving up to 22% more conversions and achieving up to 19% lower costs per action (CPAs) when included in an advertiser's broader Snap campaign mix.
•According to a recent Kantar study, approximately 85% of US Snapchatters feel that Sponsored Snaps are “relevant to me” and “fit in with my habits on the platform.”
•We advanced Dynamic Product Ads with large language models that better understand products, driving over 4x higher conversion rates compared to baseline for certain campaigns.
•We launched the App Power Pack, a suite of new products which includes improved Target Cost Bidding, Sponsored Snaps for app advertisers, App End Cards, and Playables for interactive game previews, with early results showing that products in the App Power Pack are driving over 25% lift in iOS App Installs.
•Other Revenue, the majority of which is Snapchat+ subscription revenue, increased 54% year-over-year to $190 million in Q3.
•We announced Memories Storage Plans in Q3 and started to introduce this new offering to our community.
•We took an important step toward building out our AI platform by partnering with Perplexity AI to integrate its conversational search directly into Snapchat.
We invested in our augmented reality platform:
•Our community uses AR Lenses in our Snapchat camera 8 billion times per day, and over 400,000 developers have built more than 4 million Lenses with Snap’s world-leading AR tools.
•In Q3, more than 350 million Snapchatters engaged with AR every day on average.
•More than 500 million users have engaged with Gen AI Lenses over 6 billion times, underscoring the growing demand for AI-powered creative tools on the platform.
•Snapchatters engaged with our AI Face Swap Lens over one billion times in Q3, highlighting strong engagement with our latest AR experiences powered by generative AI.
•We introduced the Imagine Lens, our first Open Prompt Image Generation Lens, where Snapchatters can create, edit, and recreate Snaps simply by entering their own prompts.

•We launched the Lens Studio AI Assistant, enabling developers to describe a Lens concept and have AI generate, code, and refine it automatically.
•We also launched Realistic StyleGen Mode, which applies lifelike transformations to clothing, hair, and accessories using on-device machine learning.
•We introduced AI Portraits, which lets Snapchatters create dynamic Lenses by defining a concept through person, action, and scene, and Selfie Attachments, which generate custom 3D assets that automatically attach to the face or body.
•To help developers monetize their work, we introduced Lens+ Partner Payouts, a program that allows creators to publish exclusive GenAI-powered Lenses for Lens+ and earn directly from subscribers.
We are making computers more human with Specs:
•In Q3, we launched Snap OS 2.0, a major update that lays the foundation for the public debut of our next-generation Specs in 2026.
•Snap OS 2.0 introduces a redesigned browser with faster performance, lower power usage, a minimalist user interface, support for widgets and bookmarks, resizable windows, and full WebXR capabilities.
•New features also expand creative and utility use cases: the Spotlight Lens lets users watch short video content , while the Gallery Lens provides a more immersive way to browse, organize, and share videos captured with Spectacles.
•We introduced Travel Mode, which improves the stability of AR content while in motion.
•Our new Spatial Tips Lens enables AI-powered contextual guidance in the real world, from labeling everyday objects to providing instructions for activities like a kick-flip on a skateboard.
•We announced Commerce Kit for Spectacles, enabling select developers to accept payments directly inside Lenses on Specs, allowing for the sale of digital goods or unlocking premium features.
•To prepare for the consumer launch of Specs next year, partners and developers have been building compelling AR experiences:
◦Partners like Enklu and Artglass are transforming live events with location-based Lenses.
◦Developer Caio Alves created Apollo 11, an immersive AR Lens that celebrates the historic 1969 moon landing, transporting users to the lunar surface with rockets, craters, and space-themed visuals.
◦Developer Stijn Spanhove created AI Teleport, a futuristic Lens that uses AI-driven effects to instantly “teleport” users into new environments, transforming their surroundings in a dramatic, sci-fi-inspired way.

Q4 2025 Outlook
Snap Inc. will discuss its Q4 2025 outlook during its Q3 2025 Earnings Call (details below) and in its investor letter available at investor.snap.com.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(103,541)	$(153,247)	$(505,698)	$(706,957)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	42,514	38,850	120,252	118,493
Stock-based compensation	260,363	260,229	759,587	783,292
Amortization of debt issuance costs and debt discount (premium)	686	2,717	7,778	6,667
Losses (gains) on debt and equity securities, net	1,182	536	15,774	12,166
(Gain) loss on extinguishment of debt	(29,795)	—	(96,734)	6,672
Other	2,985	2,200	14,542	(10,501)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(89,096)	(51,941)	102,032	73,350
Prepaid expenses and other current assets	(16,313)	11,914	(46,199)	(36,241)
Operating lease right-of-use assets	14,909	12,731	42,829	41,235
Other assets	161	3,090	7,054	(3,007)
Accounts payable	38,125	(16,642)	(21,818)	(112,287)
Accrued expenses and other current liabilities	23,926	19,331	9,053	46,771
Operating lease liabilities	1,325	(16,384)	(24,160)	(44,254)
Other liabilities	(943)	2,488	2,300	7,448
Net cash provided by (used in) operating activities	146,488	115,872	386,592	182,847
Cash flows from investing activities
Purchases of property and equipment	(53,044)	(44,041)	(154,959)	(146,551)
Purchases of strategic investments	—	—	(20,000)	(2,000)
Sales of strategic investments	11,050	557	11,050	1,572
Cash paid for acquisitions, net of cash acquired	—	—	(35,499)	—
Purchases of marketable securities	(388,652)	(705,066)	(1,015,317)	(1,945,590)
Sales of marketable securities	102,530	187,754	539,688	354,311
Maturities of marketable securities	220,203	337,985	785,317	1,170,066
Other	—	—	—	(100)
Net cash provided by (used in) investing activities	(107,913)	(222,811)	110,280	(568,292)
Cash flows from financing activities
Proceeds from issuance of notes, net of issuance costs	541,110	—	2,014,193	740,350
Purchase of capped calls	—	—	—	(68,850)
Proceeds from termination of capped calls	—	—	—	62,683
Proceeds from the exercise of stock options	—	10,304	—	12,798
Repurchases of Class A non-voting common stock	—	—	(500,573)	(311,069)
Deferred payments for acquisitions	—	—	(67,539)	(3,695)
Repurchases of convertible notes	(549,924)	—	(1,994,550)	(859,042)
Repayment of convertible notes	—	—	(36,240)	—
Other	(3,199)	—	(6,898)	(1,799)
Net cash provided by (used in) financing activities	(12,013)	10,304	(591,607)	(428,624)
Change in cash, cash equivalents, and restricted cash	26,562	(96,635)	(94,735)	(814,069)
Cash, cash equivalents, and restricted cash, beginning of period	928,937	1,065,028	1,050,234	1,782,462
Cash, cash equivalents, and restricted cash, end of period	$955,499	$968,393	$955,499	$968,393

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$1,506,839	$1,372,574	$4,214,986	$3,804,115
Costs and expenses:
Cost of revenue	674,220	638,907	1,967,132	1,802,577
Research and development	453,418	412,791	1,320,908	1,268,746
Sales and marketing	256,215	273,107	772,025	815,461
General and administrative	251,348	220,979	736,805	677,748
Total costs and expenses	1,635,201	1,545,784	4,796,870	4,564,532
Operating loss	(128,362)	(173,210)	(581,884)	(760,417)
Interest income	32,255	38,533	102,472	114,893
Interest expense	(34,494)	(5,883)	(85,500)	(15,739)
Other income (expense), net	27,570	(4,355)	75,816	(25,228)
Loss before income taxes	(103,031)	(144,915)	(489,096)	(686,491)
Income tax benefit (expense)	(510)	(8,332)	(16,602)	(20,466)
Net loss	$(103,541)	$(153,247)	$(505,698)	$(706,957)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.06)	$(0.09)	$(0.30)	$(0.43)
Diluted	$(0.06)	$(0.09)	$(0.30)	$(0.43)
Weighted average shares used in computation of net loss per share:
Basic	1,696,542	1,663,011	1,689,251	1,651,756
Diluted	1,696,542	1,663,011	1,689,251	1,651,756

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$953,317	$1,046,534
Marketable securities	2,040,060	2,329,745
Accounts receivable, net of allowance	1,248,011	1,348,472
Prepaid expenses and other current assets	235,099	182,006
Total current assets	4,476,487	4,906,757
Property and equipment, net	557,418	489,088
Operating lease right-of-use assets	520,187	530,441
Intangible assets, net	77,257	86,363
Goodwill	1,720,586	1,689,785
Other assets	226,015	233,914
Total assets	$7,577,950	$7,936,348
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$153,683	$173,197
Operating lease liabilities	43,468	24,885
Accrued expenses and other current liabilities	976,547	1,009,254
Short-term debt, net	46,951	36,212
Total current liabilities	1,220,649	1,243,548
Long-term debt, net	3,490,938	3,607,717
Operating lease liabilities, noncurrent	572,240	575,082
Other liabilities	66,773	59,240
Total liabilities	5,350,600	5,485,587
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,501,916 shares issued, 1,456,759 shares outstanding at September 30, 2025, and 3,000,000 shares authorized, 1,483,718 shares issued, 1,436,495 shares outstanding at December 31, 2024.	15	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,523 shares issued and outstanding at September 30, 2025 and December 31, 2024.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at September 30, 2025 and December 31, 2024.	2	2
Treasury stock, at cost. 45,157 and 47,222 shares of Class A non-voting common stock at September 30, 2025 and December 31, 2024, respectively.	(440,476)	(460,620)
Additional paid-in capital	16,383,575	15,644,132
Accumulated deficit	(13,741,732)	(12,735,461)
Accumulated other comprehensive income (loss)	25,966	2,694
Total stockholders’ equity	2,227,350	2,450,761
Total liabilities and stockholders’ equity	$7,577,950	$7,936,348

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$146,488	$115,872	$386,592	$182,847
Less:
Purchases of property and equipment	(53,044)	(44,041)	(154,959)	(146,551)
Free Cash Flow	$93,444	$71,831	$231,633	$36,296

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA reconciliation:
Net loss	$(103,541)	$(153,247)	$(505,698)	$(706,957)
Add (deduct):
Interest income	(32,255)	(38,533)	(102,472)	(114,893)
Interest expense	34,494	5,883	85,500	15,739
Other (income) expense, net	(27,570)	4,355	(75,816)	25,228
Income tax (benefit) expense	510	8,332	16,602	20,466
Depreciation and amortization	42,514	38,850	120,252	114,878
Stock-based compensation expense	260,363	260,229	759,587	773,890
Payroll and other tax expense related to stock-based compensation	7,523	6,093	33,778	32,196
Restructuring charges (1)	—	—	—	72,051
Adjusted EBITDA	$182,038	$131,962	$331,733	$232,598
(1)Restructuring charges during 2024 primarily include $70.2 million of cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Depreciation and amortization expense (1):
Cost of revenue	$1,016	$965	$3,941	$4,987
Research and development	27,127	24,798	74,963	75,305
Sales and marketing	5,487	4,953	15,418	14,614
General and administrative	8,884	8,134	25,930	23,587
Total	$42,514	$38,850	$120,252	$118,493
(1)Depreciation and amortization expense for the nine months ended September 30, 2024 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Stock-based compensation expense (1):
Cost of revenue	$2,327	$1,333	$5,417	$4,408
Research and development	171,649	172,516	495,146	518,500
Sales and marketing	51,236	53,345	154,386	160,209
General and administrative	35,151	33,035	104,638	100,175
Total	$260,363	$260,229	$759,587	$783,292
(1)Stock-based compensation expense for the three and nine months ended September 30, 2024 includes restructuring charges.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$(21,377)	$115,872	$230,633	$151,610	$88,494	$146,488
Net cash provided by (used in) operating activities - YoY (year-over-year)	74%	NM	40%	72%	514%	26%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$244,330	$347,421	$413,480	$476,738	$586,609	$617,225
Purchases of property and equipment	$(52,062)	$(44,041)	$(48,275)	$(37,214)	$(64,701)	$(53,044)
Purchases of property and equipment - YoY	41%	(40)%	(10)%	(26)%	24%	20%
Purchases of property and equipment - TTM	$(229,664)	$(200,270)	$(194,826)	$(181,592)	$(194,231)	$(203,234)
Free Cash Flow	$(73,439)	$71,831	$182,358	$114,396	$23,793	$93,444
Free Cash Flow - YoY	38%	218%	65%	202%	132%	30%
Free Cash Flow - TTM	$14,666	$147,151	$218,654	$295,146	$392,378	$413,991
Common shares outstanding	1,653,820	1,672,212	1,690,645	1,686,678	1,682,350	1,710,909
Common shares outstanding - YoY	2%	2%	3%	3%	2%	2%
Shares underlying stock-based awards	144,315	132,783	135,036	136,044	144,011	150,460
Shares underlying stock-based awards - YoY	(3)%	(14)%	(15)%	(7)%	—%	13%
Total common shares outstanding plus shares underlying stock-based awards	1,798,135	1,804,995	1,825,681	1,822,722	1,826,361	1,861,369
Total common shares outstanding plus shares underlying stock-based awards - YoY	2%	1%	1%	2%	2%	3%

Results of Operations
Revenue	$1,236,768	$1,372,574	$1,557,283	$1,363,217	$1,344,930	$1,506,839
Revenue - YoY	16%	15%	14%	14%	9%	10%
Revenue - TTM	$4,981,379	$5,165,402	$5,361,398	$5,529,842	$5,638,004	$5,772,269
Revenue by region (1)
North America	$767,560	$857,621	$968,943	$831,691	$820,600	$897,814
North America - YoY	12%	9%	8%	12%	7%	5%
North America - TTM	$3,196,387	$3,267,854	$3,337,255	$3,425,815	$3,478,855	$3,519,048
Europe	$229,835	$248,902	$287,031	$224,015	$265,343	$297,950
Europe - YoY	26%	24%	20%	14%	15%	20%
Europe - TTM	$864,204	$912,834	$961,612	$989,783	$1,025,291	$1,074,339
Rest of World	$239,373	$266,051	$301,309	$307,511	$258,987	$311,075
Rest of World - YoY	20%	32%	35%	20%	8%	17%
Rest of World - TTM	$920,788	$984,714	$1,062,531	$1,114,244	$1,133,858	$1,178,882
Operating loss	$(253,975)	$(173,210)	$(26,877)	$(193,846)	$(259,676)	$(128,362)
Operating loss - YoY	37%	54%	89%	42%	(2)%	26%
Operating loss - Margin	(21)%	(13)%	(2)%	(14)%	(19)%	(9)%
Operating loss - TTM	$(1,215,983)	$(1,009,130)	$(787,294)	$(647,908)	$(653,609)	$(608,761)
Net income (loss)	$(248,620)	$(153,247)	$9,101	$(139,587)	$(262,570)	$(103,541)
Net income (loss) - YoY	34%	58%	104%	54%	(6)%	32%
Net income (loss) - Margin	(20)%	(11)%	1%	(10)%	(20)%	(7)%
Net income (loss) - TTM	$(1,170,213)	$(955,204)	$(697,856)	$(532,353)	$(546,303)	$(496,597)
Adjusted EBITDA	$54,977	$131,962	$276,007	$108,425	$41,270	$182,038
Adjusted EBITDA - YoY	243%	229%	73%	137%	(25)%	38%
Adjusted EBITDA - Margin (2)	4%	10%	18%	8%	3%	12%
Adjusted EBITDA - TTM	$299,879	$391,747	$508,605	$571,371	$557,664	$607,740
(1)Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Other
DAU (in millions) (1)	432	443	453	460	469	477
DAU - YoY (2)	9%	9%	9%	9%	9%	8%
DAU by region (in millions)
North America	100	100	100	99	98	98
North America - YoY	—%	—%	(1)%	(1)%	(2)%	(3)%
Europe	97	99	99	99	100	100
Europe - YoY	3%	4%	4%	3%	3%	1%
Rest of World	235	244	254	262	271	280
Rest of World - YoY	16%	16%	17%	16%	15%	15%
MAU (in millions)	868	883	895	913	932	943
MAU - YoY (2)	7%	7%	7%	7%	7%	7%
ARPU	$2.86	$3.10	$3.44	$2.96	$2.87	$3.16
ARPU - YoY	6%	6%	5%	5%	—%	2%
ARPU by region
North America	$7.67	$8.54	$9.73	$8.41	$8.33	$9.20
North America - YoY	12%	9%	9%	13%	9%	8%
Europe	$2.36	$2.52	$2.89	$2.26	$2.65	$2.99
Europe - YoY	22%	19%	16%	11%	13%	19%
Rest of World	$1.02	$1.09	$1.19	$1.17	$0.96	$1.11
Rest of World - YoY	4%	14%	16%	4%	(6)%	2%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	4,719	4,800	4,911	5,061	5,206	5,194
Employees - YoY	(11)%	(11)%	(7)%	5%	10%	8%

Depreciation and amortization expense
Cost of revenue	$1,872	$965	$1,123	$1,420	$1,505	$1,016
Research and development	22,909	24,798	24,351	22,987	24,849	27,127
Sales and marketing	5,084	4,953	5,333	4,823	5,108	5,487
General and administrative	8,065	8,134	8,774	8,485	8,561	8,884
Total	$37,930	$38,850	$39,581	$37,715	$40,023	$42,514
Depreciation and amortization expense - YoY	(4)%	(6)%	(24)%	(10)%	6%	9%

Stock-based compensation expense
Cost of revenue	$1,260	$1,333	$1,626	$1,434	$1,656	$2,327
Research and development	171,465	172,516	165,330	156,688	166,809	171,649
Sales and marketing	52,208	53,345	56,463	54,440	48,710	51,236
General and administrative	34,378	33,035	34,312	34,776	34,711	35,151
Total	$259,311	$260,229	$257,731	$247,338	$251,886	$260,363
Stock-based compensation expense - YoY	(18)%	(27)%	(23)%	(6)%	(3)%	—%
(1)Numbers may not foot due to rounding.
(2)In the first quarter of 2025, we refined our processes and controls to allow us to more accurately record user activity that would not otherwise be recorded during such period due to delays in receiving user metric information resulting from carrier or other user connectivity issues during the measurement period. For additional information concerning these refinements, see the “Note Regarding User Metrics and Other Data” in our Quarterly Report filed on Form 10-Q for the first quarter of 2025. As a result of such refinements, our DAUs and MAUs may not be directly comparable to those in prior periods.